Exhibit (a)(1)

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “POWERLAW II FUND”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 2026, AT 5:34 O’CLOCK P.M.

10696786 8100	/s/ Charuni Patibanda-Sanchez
Charuni Patibanda-Sanchez, Secretary of State

Authentication: 204511141
SR# 20263705234	Date: 07-14-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:34 PM 07/13/2026 FILED 05:34 PM 07/13/2026 SR 20263705234 - File Number 10696786

CERTIFICATE OF TRUST

OF

POWERLAW II FUND

This Certificate of Trust of Powerlaw II Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as sole trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.	Name. The name of the trust formed hereby is Powerlaw II Fund.

2.	Registered Office; Registered Agent. The business address of the Trust’s registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.	Investment Company. Pursuant to 12 Del. C. Section 3807(b) of the Act, the Trust intends to become a registered investment company under the Investment Company Act of 1940, as amended, within 180 days following the first issuance of beneficial interests.

4.	Effective Date. This Certificate of Trust shall be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act, as of this 13th day of July 2026.

/s/ Benjamin Black
Name: Benjamin Black
as Trustee

/s/ Michael Dinsdale
Name: Michael Dinsdale
as Trustee